Exhibit 10.3

CONFIDENTIAL

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made as of April 4, 2018 by and between Oath Inc., a Delaware corporation (“Seller”) and Helios and Matheson Analytics Inc., a Delaware corporation (“Buyer”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Asset Purchase Agreement (as defined below). Seller and Buyer are sometimes individually referred to herein as a “Party” and together as the “Parties.”

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement, dated as of April 4, 2018 (the “Asset Purchase Agreement”), pursuant to which Seller has agreed to sell certain assets to Buyer and Buyer has agreed to issue to Seller the Buyer Securities on the terms and subject to the conditions set forth in the Asset Purchase Agreement; and

WHEREAS, as a condition to the Closing, Seller and Buyer are entering into this Agreement with respect to the Buyer Securities.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.  By signing this Agreement and subject to the exceptions discussed below, Seller covenants and agrees that, during the period commencing on the date of this Agreement and ending on the first anniversary of the date hereof (the “Lock-Up Period”), Seller shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of (or agree to transfer or dispose of), directly or indirectly, any of the Buyer Securities or any securities received by Seller pursuant to a dividend, distribution, share split, recapitalization, division, combination or similar transaction in respect of the Buyer Securities (collectively, the “Securities”), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to the Securities within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction is to be settled by delivery of the Securities, in cash or otherwise, (iii)  permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on Seller’s voting rights, charge or other encumbrance of any nature whatsoever with respect to any of the Securities, or (iv) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Securities even if such Securities would be disposed of by someone other than Seller (including, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities). Notwithstanding the foregoing, the term “Securities” does not include any securities (the “Zone Securities”) received by Seller pursuant to Buyer’s plan to spin off its wholly-owned subsidiary, Zone Technologies, Inc., a Nevada corporation, and Buyer hereby represents and warrants that no Zone Securities received by Seller will be subject to the terms and restrictions set forth in this Agreement.

2.  Notwithstanding the foregoing, Seller may transfer or pledge the Securities (i) as a bona fide gift or gifts, (ii) in connection with Buyer’s consummation of any merger, share exchange or similar transaction that results in all of Buyer’s stockholders having the right to exchange Securities for cash, securities or other property, (iii) in connection with the surrender or forfeiture of Buyer Shares or other securities of Buyer to Buyer solely for the purpose of covering the exercise price upon a cashless net exercise of the Closing Warrants, (iv) if Seller is transferring any of the Securities to another Person that is a direct or indirect Affiliate or (v) if Seller distributes any of the Securities to its stockholders; provided that in the case of any transfer pursuant to clauses (i), (iv) and (v) of this Section 2, each transferee agrees in writing to be bound by the terms of this Agreement.

3.  Buyer is hereby authorized to decline to make any transfer (or instruct its transfer agent to decline to make any transfer) of Securities if such transfer would constitute a violation or breach of this Agreement. Any certificate or instrument evidencing the Securities shall be notated with the following legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND MAY ONLY BE TRANSFERRED PURSUANT TO SUCH LOCK-UP AGREEMENT.”

4.  Seller hereby represents and warrants that Seller has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of Seller shall be binding upon the successors, assigns or legal representatives of Seller.

5.  This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without regard to choice or conflict of law principles that would result in the application of any laws other than the laws of the State of New York. Any legal action, suit or proceeding arising out of, based upon or relating to this Agreement shall be brought solely in a federal court in the Southern District of New York or in a state court in New York County in New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of, based upon or relating to this Agreement and the rights and obligations arising hereunder and agrees that it will not bring any action arising out of, based upon or related to this Agreement in any other court.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Lock-Up Agreement as of the date first above written.

OATH INC.

By:	/s/ Mark Roszkowski
Name:	Mark Roszkowski
Title:	EVP Head of Corporate Development

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Ted Farnsworth
Name:	Ted Farnsworth
Title:	Chief Executive Officer

[Signature page to Lock-Up Agreement]

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